EXHIBIT 11

                Statement Re: Computation of Per-Share Earnings

                                                                Year ended September 30
                                                        1995            1994          1993
                                                        ----            ----          ----
Primary
    Average shares outstanding                        1,812,000      1,743,000      1,626,000
    Net effect of dilutive stock options - based
       on the treasury stock method using
       average market price                              20,000         11,000              0
                                                     ----------     ----------     ----------

    Total                                             1,832,000      1,754,000      1,626,000
                                                     ==========     ==========     ==========

    Net income                                       $  394,000     $  563,000     $  529,000
                                                     ==========     ==========     ==========

    Per-share amount                                 $      .22     $      .32     $      .33
                                                     ==========     ==========     ==========
